                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        --------------------------------

               Date of Report (Date of earliest event reported):
                                OCTOBER 5, 2001

                        CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                            (State of Incorporation)

               1-14764                                 11-3415180
      (Commission File Number)            (IRS Employer Identification Number)

                               CSC HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                            (State of Incorporation)


               1-9046                                 11-2776686
      (Commission File Number)            (IRS Employer Identification Number)


                 1111 STEWART AVENUE, BETHPAGE, NEW YORK 11714
                    (Address of Principal Executive Offices)

              Registrants' telephone number, including area code:
                                 (516) 803-2300



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ITEM 5.   OTHER EVENTS

          On September 11, 2001, terrorists attacked the World Trade Center in New York City and the Pentagon outside of Washington, D.C. In addition to the tragic loss of life and suffering occasioned by these attacks, there has been infrastructure damage and a disruption of commercial and leisure activities, particularly in New York City.

          Following the terrorist attacks, the already weak advertising market worsened, resulting in lower advertising sales revenues for our national and regional cable programming networks, including the Madison Square Garden Network, and our local cable television advertising business. In addition, several sports and entertainment events were cancelled at Madison Square Garden and Radio City Music Hall and ticket sales have been lower at rescheduled events. Due to the events of September 11, we expect lower attendance at Madison Square Garden and Radio City Music Hall holiday shows. Our consumer electronics chain, The WIZ, has also experienced lower sales volume since the attacks, particularly in stores located in New York City, and we expect fourth quarter sales to be lower than expected.

          We have disclosed the following updated information about our expected 2001 results:

     - We expect our 2001 pro forma cash flow, as described below, for our cable television, high speed data and Cablevision Lightpath Long Island operations to increase between 10% and 12% when compared with 2000.

     - We expect our 2001 pro forma cash flow, as described below, for our telecommunications segment to increase between 6% and 8% when compared to 2000.

     - We expect our 2001 cable television subscriber growth to be between 0.75% and 1% when compared with 2000, on the same pro forma basis described below.

     - We expect cash flow for our Madison Square Garden segment to be approximately $80 million, excluding certain one-time expenses related to the sports teams expected to be incurred during the remainder of 2001 and excluding a $30 million payment to us in settlement of certain litigation at Madison Square Garden in 2001.

          When we refer to cash flow in the preceding items, we are referring to operating profit before depreciation and amortization, excluding the effects of stock plan income and expense and Year 2000 remediation expense. Our pro forma cash flow increases give effect to our completed dispositions and acquisitions of cable television systems, as discussed in our Form 10-Qs and in our Form 10-K/A, as if they occurred at the beginning of 2000, and the retroactive application of a write off of modem incentive costs taken in the fourth quarter of 2000.

          The terrorist attacks have negatively impacted, and are expected to continue to negatively impact, the U.S. economy generally, the advertising, entertainment and retail environments and the New York City metropolitan area where our businesses are concentrated. These and other developments arising out of the attacks may make the occurrence of one or more of the factors discussed under "Risk Factors" in this prospectus more likely to occur.

          On September 28, 2001, At Home Corporation filed a petition for reorganization in federal bankruptcy court. We hold warrants to purchase 20,462,596 shares of At Home common stock, exercisable at a price of $0.25 per share. At June 30, 2001, we had written down the value of these warrants to $38.9 million. The value of our warrants to purchase At Home Corporation common stock will be written down substantially as of the end of the third quarter.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
         FINANCIAL INFORMATION AND EXHIBITS
         ----------------------------------

     None.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CABLEVISION SYSTEMS CORPORATION


                                   By: /s/ William J. Bell
                                       ------------------------------
                                       Name: William J. Bell
                                       Title: Vice Chairman

Dated: October 5, 2001


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CSC HOLDINGS, INC.


                                   By: /s/ William J. Bell
                                       ------------------------------
                                       Name: William J. Bell
                                       Title: Vice Chairman

Dated: October 5, 2001